                    Exhibit 99.2 - Joint Filers' Signatures

Designated Filer: Bald Eagle Acquisition Corporation
Issuer & Ticker Symbol: Dermira, Inc. (DERM)
Date of Earliest Transaction Required to be Reported: February 20, 2020

             BALD EAGLE ACQUISITION CORPORATION
             By:
             /s/ Heather Wasserman
             -----------------------------------------
             Name: Heather Wasserman
             Title: President
             Date: February 20, 2020

             ELI LILLY AND COMPANY
             By:
             /s/ Joshua L. Smiley
             ------------------------------------------
             Name: Joshua L. Smiley
             Title: Senior Vice President and Chief Financial Officer
             Date: February 20, 2020